NEWS RELEASE

For Immediate Release
October 22, 2015

For Further Information Contact:
Charles R. Hageboeck, President and Chief Executive Officer
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $3.5 billion bank holding company headquartered in Charleston, today announced third quarter net income per diluted share of $0.69 and net income of $10.6 million. For the third quarter of 2015, the Company achieved a return on assets of 1.21%, a return on tangible equity of 12.2%, a net interest margin of 3.62%, and an efficiency ratio of 57.3%. For the nine months ended September 30, 2015, the Company achieved net income of $40.6 million, a return on assets of 1.53%, a return on tangible equity of 15.9%, a net interest margin of 3.81%, and an efficiency ratio of 55.4%.

Net Interest Income

The Company’s tax equivalent net interest income declined $0.9 million, or 3.2%, from $28.9 million during the second quarter of 2015 to $28.0 million during the third quarter of 2015. This is primarily due to the decrease in accretion related to earlier acquisitions of Virginia Savings and Community Bank ($1.1 million for quarter ended September 30, 2015 compared to $1.6 million for the quarter ended June 30, 2015). The Company’s reported net interest margin decreased from 3.82% for the second quarter of 2015 to 3.62% for the third quarter of 2015. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.48% for the quarter ended September 30, 2015 and 3.60% for the quarter ended June 30, 2015. The Company continues to originate a significant portion of its commercial loans based on WSJ Prime or LIBOR and has elected to keep fixed rate investment security balances at approximately 10% of total assets and allow cash balances to increase. The Company believes that these measures position its balance sheet to benefit from a rising rate environment.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.84% at June 30, 2015 to 1.03% at September 30, 2015. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. These loans are considered performing loans provided that the loan is performing in accordance with the estimated expectations. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. This increase was entirely related to a single commercial customer engaged in the mining and energy sectors (per the North American Industry Classification System (NAICS)) which filed for bankruptcy and for which the Company recorded a charge off in the second quarter of 2015. Total past due loans increased modestly from $9.6 million, or 0.36% of total loans outstanding, at June 30, 2015 to $10.6 million, or 0.39% of total loans outstanding, at September 30, 2015. Acquired past due loans represent approximately 34% of total past due loans at September 30, 2015 and have declined $12.8 million, or 78%, since March 31, 2013.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $0.5 million in the third quarter of 2015, compared to $1.9 for the comparable period in 2014 and $2.8 million for the second quarter of 2015. The provision for loan losses recorded in the third quarter of 2015 reflects the modest growth in the loan portfolio, changes in the quality of the portfolio and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. For the nine months ended September 30, 2015, the Company recorded provision for loan losses of $4.2 million and net charge offs for the same period were approximately $3.4 million. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio.

Non-interest Income

Non-interest income decreased $0.8 million to $13.7 million in the third quarter of 2015 as compared to $14.5 million in the third quarter of 2014. The primary reason for this decrease was the sale of CityInsurance effective January 1, 2015, which had insurance commission revenues of $1.4 million in the third quarter of 2014. This decrease was partially offset by an increase in other income of $0.3 million primarily related to mortgage banking activities and bank owned life insurance income of $0.2 million due to death benefit proceeds.

Non-interest Expenses

Non-interest expenses increased $1.1 million, from $24.3 million in the third quarter of 2014 to $25.4 million in the third quarter of 2015. This increase was primarily related to an increase in other expenses as the Company recognized a loss related to a partnership investment in Mountaineer Capital LP. In 2000, the Company’s former management team committed $2.8 million to an investment in Mountaineer Capital LP that to date has returned $0.6 million. The Company has taken various write-downs totaling $0.8 million related to this investment. Based upon recently obtained information from the partnership, the Company has concluded that it will not receive any significant additional value from its investment in Mountaineer Capital LP and has written down the remainder of its basis in this investment of $1.4 million. In addition, the Company realized losses of $0.5 million during the third quarter of 2015 on the sale of repossessed assets and $0.2 million in merger related expenses in connection with the Company’s forthcoming acquisition of three branches in Lexington, Kentucky from American Founders Bank, Inc., a wholly-owned subsidiary of Financial Holdings, Inc. These increases were partially offset by a decrease in salaries and employee benefits of $1.0 million as a result of the sale of CityInsurance.

Balance Sheet Trends

Loans increased $12.0 million (0.5%) from June 30, 2015 to $2.70 billion at September 30, 2015. Residential real estate loans increased $32.6 million (2.5%) and junior lien home equity loans increased $1.0 million (0.7%). These increases were partially offset by a decrease in commercial and industrial (“C&I”) loans of $17.6 million (12.4%) and commercial real estate loans of $3.2 million (0.3%). During the third quarter the decrease in C&I loans outstanding was largely due to a C&I loan customer that sold its business and repaid a $7.6 million loan.

Total average depository balances decreased $29.2 million, or 1.0%, from the quarter ended June 30, 2015 to the quarter ended September 30, 2015. Decreases in savings deposits ($17.4 million), time deposits

($17.2 million) and interest-bearing deposits ($3.6 million), were partially offset by an increase in noninterest-bearing deposits ($9.1 million).

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2015 was 32.6% compared to 31.4% for the year ended December 31, 2014, and 33.6% for the quarter ended September 30, 2014. The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2015.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 94.1% and the loan to asset ratio was 76.9% at September 30, 2015. The Company maintained investment securities totaling 11.2% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 53.7% of assets at September 30, 2015. Time deposits fund 28.0% of assets at September 30, 2015, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio was 10.1% at September 30, 2015 compared to 9.4% at December 31, 2014. At September 30, 2015, City National Bank’s Leverage Ratio is 9.65%, its Common Equity Tier I ratio is 12.64%, its Tier I Capital ratio is 13.62%, and its Total Risk-Based Capital ratio is 14.48%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 30, 2015, the Board approved a quarterly cash dividend of $0.42 cents per share payable October 30, 2015, to shareholders of record as of October 15, 2015.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 82 branches across West Virginia, Virginia, Kentucky and Ohio.

On June 1, 2015, the Company announced that City National Bank of West Virginia had executed an agreement to acquire three branches in Lexington, Kentucky, from American Founders Bank, Inc., a wholly-owned subsidiary of Financial Holdings, Inc. The proposed acquisition is expected to be completed in the fourth quarter of 2015, pending final regulatory approval and the completion of other closing conditions. This acquisition is expected to be immediately accretive to earnings per share.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2015 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2015 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2015	2014	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$28,005	$29,622	(5.46)%
Net Income available to common shareholders	10,607	11,872	(10.66)%
Earnings per Basic Share	0.69	0.76	(9.63)%
Earnings per Diluted Share	0.69	0.76	(9.27)%

Key Ratios (percent):
Return on Average Assets	1.21%	1.40%	(14.04)%
Return on Average Tangible Equity	12.19%	14.65%	(16.79)%
Net Interest Margin	3.62%	3.95%	(8.49)%
Efficiency Ratio	57.26%	54.74%	4.61%
Average Shareholders' Equity to Average Assets	11.90%	11.78%	1.05%

Consolidated Risk Based Capital Ratios (a):
CET I	14.42%	*	N/A
Tier I	15.08%	13.36%	12.87%
Total	15.95%	14.21%	12.24%

Tangible Equity to Tangible Assets	10.14%	9.58%	5.80%

Common Stock Data:
Cash Dividends Declared per Share	$0.42	$0.40	5.00%
Book Value per Share	27.34	25.52	7.11%
Tangible Book Value per Share	22.72	20.67	9.93%
Market Value per Share:
High	51.73	46.44	11.39%
Low	45.56	41.2	10.58%
End of Period	49.30	42.13	17.02%

Price/Earnings Ratio (b)	17.84	13.78	29.49%

	Nine Months Ended September 30,		Percent
	2015	2014	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$86,464	$88,817	(2.65)%
Net Income available to common shareholders	40,582	38,432	5.59%
Earnings per Basic Share	2.66	2.45	8.29%
Earnings per Diluted Share	2.65	2.44	8.73%

Key Ratios (percent):
Return on Average Assets	1.53%	1.51%	1.21%
Return on Average Tangible Equity	15.87%	15.90%	(0.21)%
Net Interest Margin	3.81%	4.02%	(5.23)%
Efficiency Ratio (c)	55.43%	54.24%	2.19%
Average Shareholders' Equity to Average Assets	11.64%	11.71%	(0.57)%

Common Stock Data:
Cash Dividends Declared per Share	1.26	1.20	5.00%
Market Value per Share:
High	51.73	46.69	10.79%
Low	41.76	41.20	1.36%

Price/Earnings Ratio (b)	13.92	12.89	8.06%

(a) September 30, 2015 risk-based capital ratios are estimated.
(b) September 30, 2015 price/earnings ratio computed based on annualized third quarter 2015 earnings.
(c) The September 30, 2015 YTD efficiency ratio calculation excludes the gain on sale of insurance division.
(*) Basel III CET 1 ratio requirements are effective beginning January 1, 2015 and are not required for prior periods.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2011	$20.39	$20.58	$20.86	$21.05	$26.06	$37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.36	23.52	24.03	24.61	36.07	49.21
2014	25.05	25.45	25.52	25.85	41.20	46.95
2015	26.63	26.92	27.34		45.56	51.73

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2011	$0.62	$0.65	$0.77	$0.65	$2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89	0.84	3.07
2014	0.87	0.81	0.76	0.95	3.40
2015	1.18	0.78	0.69		2.66

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2011	$0.62	$0.64	$0.76	$0.65	$2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88	0.83	3.04
2014	0.86	0.80	0.76	0.95	3.38
2015	1.17	0.78	0.69		2.65

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2015	2014

Interest Income
Interest and fees on loans	$27,875	$29,292
Interest on investment securities:
Taxable	2,621	2,864
Tax-exempt	272	282
Total Interest Income	30,768	32,438

Interest Expense
Interest on deposits	2,686	2,730
Interest on short-term borrowings	69	86
Interest on long-term debt	155	152
Total Interest Expense	2,910	2,968
Net Interest Income	27,858	29,470
Provision for loan losses	451	1,872
Net Interest Income After Provision for Loan Losses	27,407	27,598

Non-Interest Income
Gains on sale of investment securities	—	71
Service charges	6,907	6,934
Bankcard revenue	3,895	3,796
Insurance commissions	—	1,396
Trust and investment management fee income	1,176	1,103
Bank owned life insurance	929	771
Gain on sale of insurance division	—	—
Other income	799	538
Total Non-Interest Income	13,706	14,609

Non-Interest Expense
Salaries and employee benefits	12,179	13,144
Occupancy and equipment	2,575	2,531
Depreciation	1,522	1,542
FDIC insurance expense	456	432
Advertising	777	799
Bankcard expenses	785	877
Postage, delivery, and statement mailings	523	557
Office supplies	384	405
Legal and professional fees	620	476
Telecommunications	418	510
Repossessed asset losses, net of expenses	492	31
Merger related expenses	175	—
Other expenses	4,471	3,021
Total Non-Interest Expense	25,377	24,325
Income Before Income Taxes	15,736	17,882
Income tax expense	5,129	6,010
Net Income Available to Common Shareholders	$10,607	$11,872

Distributed earnings allocated to common shareholders	$6,362	$6,073
Undistributed earnings allocated to common shareholders	4,125	5,673
Net earnings allocated to common shareholders	$10,487	$11,746

Average common shares outstanding	15,178	15,363
Effect of dilutive securities:
Employee stock options and warrants	20	82
Shares for diluted earnings per share	15,198	15,445

Basic earnings per common share	$0.69	$0.76
Diluted earnings per common share	$0.69	$0.76
Dividends declared per common share	$0.42	$0.40

Comprehensive Income	$11,939	$11,460

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30,
	2015	2014

Interest Income
Interest and fees on loans	$86,075	$87,647
Interest on investment securities:
Taxable	7,974	8,797
Tax-exempt	803	840
Total Interest Income	94,852	97,284

Interest Expense
Interest on deposits	8,126	8,220
Interest on short-term borrowings	236	246
Interest on long-term debt	458	453
Total Interest Expense	8,820	8,919
Net Interest Income	86,032	88,365
Provision for loan losses	4,175	3,670
Net Interest Income After Provision for Loan Losses	81,857	84,695

Non-Interest Income
Gains on sale of investment securities	2,130	972
Service charges	19,423	19,833
Bankcard revenue	11,971	11,319
Insurance commissions	—	4,740
Trust and investment management fee income	3,577	3,251
Bank owned life insurance	2,476	2,292
Gain on sale of insurance division	11,084	—
Other income	2,471	1,646
Total Non-Interest Income	53,132	44,053

Non-Interest Expense
Salaries and employee benefits	36,551	39,260
Occupancy and equipment	7,694	7,541
Depreciation	4,549	4,553
FDIC insurance expense	1,351	1,199
Advertising	2,182	2,548
Bankcard expenses	2,485	2,607
Postage, delivery, and statement mailings	1,591	1,662
Office supplies	1,077	1,235
Legal and professional fees	1,729	1,497
Telecommunications	1,356	1,354
Repossessed asset losses, net of expenses	1,047	552
Merger related expenses	283	—
Other expenses	9,891	7,998
Total Non-Interest Expense	71,786	72,006
Income Before Income Taxes	63,203	56,742
Income tax expense	22,621	18,310
Net Income Available to Common Shareholders	$40,582	$38,432

Distributed earnings allocated to common shareholders	$19,086	$18,220
Undistributed earnings allocated to common shareholders	21,040	19,809
Net earnings allocated to common shareholders	$40,126	$38,029

Average common shares outstanding	15,111	15,509
Effect of dilutive securities:
Employee stock options and warrants	21	85
Shares for diluted earnings per share	15,132	15,594

Basic earnings per common share	$2.66	$2.45
Diluted earnings per common share	$2.65	$2.44
Dividends declared per common share	$1.26	$1.20

Comprehensive Income	$41,181	$40,501

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholder's Equity
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	September 30, 2015	September 30, 2014

Balance at July 1	$411,240	$397,231

Net income	10,607	11,872
Other comprehensive income:
Change in unrealized (loss) gainon securities available-for-sale	1,332	(412)
Cash dividends declared ($0.42/share) and ($0.40/share), respectively	(6,435)	(6,169)
Issuance of stock award shares, net	370	321
Exercise of 42,500 stock options	1,653	—
Purchase of 262,205 common shares of treasury	—	(11,170)
Balance at September 30	$418,767	$391,673

	Nine Months Ended
	September 30, 2015	September 30, 2014

Balance at January 1	$390,853	$387,623

Net income	40,582	38,432
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	599	2,069
Cash dividends declared ($1.26/share) and ($1.20/share), respectively	(19,242)	(18,681)
Issuance of stock award shares, net	1,430	1,210
Exercise of 71,750 stock options	2,649	—
Exercise of 19,000 stock options	—	553
Exercise of 61,796 warrants	1,896	—
Purchase of 456,856 common shares of treasury	—	(19,533)
Balance at September 30	$418,767	$391,673

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Interest income	$30,768	$31,720	$32,364	$32,282	$32,438
Taxable equivalent adjustment	147	144	142	164	152
Interest income (FTE)	30,915	31,864	32,506	32,446	32,590
Interest expense	2,910	2,937	2,973	3,041	2,968
Net interest income	28,005	28,927	29,533	29,405	29,622
Provision for loan losses	451	2,836	888	384	1,872
Net interest income after provision
for loan losses	27,554	26,091	28,645	29,021	27,750

Noninterest income	13,706	15,405	24,021	14,669	14,609
Noninterest expense	25,377	23,244	23,165	23,035	24,325
Income before income taxes	15,883	18,252	29,501	20,655	18,034
Income tax expense	5,129	6,125	11,367	5,961	6,010
Taxable equivalent adjustment	147	144	142	164	152
Net income	$10,607	$11,983	$17,992	$14,530	$11,872

Allocated to common shareholders:
Distributed earnings	$6,362	$6,344	$6,315	$5,996	$6,073
Undistributed earnings	4,125	5,505	11,468	8,378	5,673
Net earnings allocated to common shareholders	$10,487	$11,849	$17,783	$14,374	$11,746

Average common shares outstanding	15,178	15,104	15,067	15,096	15,363
Effect of dilutive securities:
Employee stock options and warrants	20	23	82	86	82
Shares for diluted earnings per share	15,198	15,127	15,149	15,182	15,445

Basic earnings per common share	$0.69	$0.78	$1.18	$0.95	$0.76
Diluted earnings per common share	0.69	0.78	1.17	0.95	0.76

Cash dividends declared per share	0.42	0.42	0.42	0.40	0.40

Net Interest Margin	3.62%	3.82%	3.99%	3.89%	3.95%

Interest Income from Accretion Related to Fair
Value Adjustments Recorded as a
Result of Acquisition:	$1,056	$1,607	$2,450	$1,307	$1,836

Net Interest Margin (excluding accretion)	3.48%	3.60%	3.66%	3.71%	3.71%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Non-Interest Income:
Service charges	$6,907	$6,589	$5,927	$6,750	$6,934
Bankcard revenue	3,895	4,002	4,074	3,744	3,796
Insurance commissions	—	—	—	1,238	1,396
Trust and investment management fee income	1,176	1,201	1,200	1,363	1,103
Bank owned life insurance	929	783	764	778	771
Gain on sale of insurance division	—	—	11,084	—	—
Other income	799	714	958	612	538
Subtotal	13,706	13,289	24,007	14,485	14,538
Gain (loss) on sale of investment securities	—	2,116	14	184	71
Total Non-Interest Income	$13,706	$15,405	$24,021	$14,669	$14,609

Non-Interest Expense:
Salaries and employee benefits	$12,179	$12,193	$12,179	$12,489	$13,144
Occupancy and equipment	2,575	2,529	2,590	2,449	2,531
Depreciation	1,522	1,516	1,511	1,534	1,542
FDIC insurance expense	456	445	450	448	432
Advertising	777	701	704	726	799
Bankcard expenses	785	829	870	948	877
Postage, delivery and statement mailings	523	507	561	549	557
Office supplies	384	347	346	360	405
Legal and professional fees	620	542	567	552	476
Telecommunications	418	463	475	522	510
Repossessed asset (gains) losses, net of expenses	492	335	220	27	31
Merger related expenses	175	108	—	—	—
Other expenses	4,471	2,729	2,692	2,431	3,021
Total Non-Interest Expense	$25,377	$23,244	$23,165	$23,035	$24,325

Employees (Full Time Equivalent)	828	844	845	889	908
Branch Locations	82	82	82	82	82

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and due from banks	$109,627	$138,503
Interest-bearing deposits in depository institutions	9,081	9,725
Federal funds sold	—	—
Cash and cash equivalents	118,708	148,228

Investment securities available-for-sale, at fair value	300,865	254,043
Investment securities held-to-maturity, at amortized cost	81,095	90,786
Other securities	9,926	9,857
Total investment securities	391,886	354,686

Gross loans	2,696,438	2,652,066
Allowance for loan losses	(20,941)	(20,150)
Net loans	2,675,497	2,631,916

Bank owned life insurance	97,157	95,116
Premises and equipment, net	73,419	77,988
Accrued interest receivable	7,690	6,826
Net deferred tax assets	33,342	36,766
Intangible assets	70,653	74,198
Other assets	36,266	35,909
Total Assets	$3,504,618	$3,461,633

Liabilities
Deposits:
Noninterest-bearing	$542,177	$545,465
Interest-bearing:
Demand deposits	647,792	639,932
Savings deposits	693,184	660,727
Time deposits	982,349	1,026,663
Total deposits	2,865,502	2,872,787
Short-term borrowings
Customer repurchase agreements	147,036	134,931
Long-term debt	16,495	16,495
Other liabilities	56,818	46,567
Total Liabilities	3,085,851	3,070,780

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2015 and December 31, 2014
less 3,179,832 and 3,345,590 shares in treasury, respectively	46,249	46,249
Capital surplus	106,108	107,370
Retained earnings	383,551	362,211
Cost of common stock in treasury	(113,581)	(120,818)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	1,789	1,190
Underfunded pension liability	(5,349)	(5,349)
Total Accumulated Other Comprehensive Loss	(3,560)	(4,159)
Total Stockholders' Equity	418,767	390,853
Total Liabilities and Stockholders' Equity	$3,504,618	$3,461,633

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

		Credit-Related
		Net Investment
		Impairment
		Losses Through	Unrealized
	Original Cost	September 30, 2015	Gains (Losses)	Carrying Value
US Government Agencies	$5	—	$—	$5
Mortgage Backed Securities	303,754	—	2,568	306,322
Municipal Bonds	42,254	—	448	42,702
Pooled Bank Trust Preferreds	18,381	(16,571)	35	1,845
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	27,541	(15)	(1,072)	26,454
Money Markets and Mutual Funds	1,525	—	4	1,529
Federal Reserve Bank and FHLB stock	9,926	—	—	9,926
Community Bank Equity Positions	3,715	(1,584)	972	3,103
Total Investments	$407,101	$(18,170)	$2,955	$391,886

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Residential real estate (1)	$1,358,083	$1,325,453	$1,303,258	$1,294,576	$1,274,062
Home equity - junior liens	144,748	143,772	143,670	145,604	146,965
Commercial and industrial	124,495	142,065	132,127	140,548	139,220
Commercial real estate (2)	1,029,103	1,032,333	1,011,777	1,028,831	1,025,835
Consumer	36,751	37,555	38,436	39,705	41,042
DDA overdrafts	3,258	3,279	3,203	2,802	3,618
Gross Loans	$2,696,438	$2,684,457	$2,632,471	$2,652,066	$2,630,742

Construction loans included in:
(1) - Residential real estate loans	$14,765	$15,412	$17,459	$22,992	$22,426
(2) - Commercial real estate loans	11,970	4,043	30,554	28,652	24,875

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in 000s)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community") acquisitions:

	Virginia Savings		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion (a)	Deposits (a)	Accretion (a)	Deposits (a)	Total

1Q 2015	$123	$129	$2,158	$40	$2,450
2Q 2015	189	129	1,249	40	1,607
3Q 2015	245	129	642	40	1,056
Remainder 2015	88	129	588	40	845
2016	247	497	1,358	48	2,150
2017	130	—	1,015	—	1,145

a - 1Q, 2Q & 3Q 2015 amounts are based on actual results. Remainder 2015, 2016 and 2017 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2015			2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,482,445	$14,469	3.87%	$1,400,072	$14,077	3.99%
Commercial, financial, and agriculture (2)	1,156,264	12,174	4.18%	1,155,269	13,733	4.72%
Installment loans to individuals (2), (3)	40,720	875	8.53%	44,801	995	8.81%
Previously securitized loans (4)	***	357	***	***	487	***
Total loans	2,679,429	27,875	4.13%	2,600,142	29,292	4.47%
Securities:
Taxable	352,567	2,621	2.95%	335,760	2,864	3.38%
Tax-exempt (5)	29,675	419	5.60%	28,199	434	6.11%
Total securities	382,242	3,040	3.16%	363,959	3,298	3.60%
Deposits in depository institutions	9,924	—	—%	8,924	—	—%
Total interest-earning assets	3,071,595	30,915	3.99%	2,973,025	32,590	4.35%
Cash and due from banks	156,575			107,550
Bank premises and equipment	74,543			79,865
Other assets	237,803			246,357
Less: Allowance for loan losses	(21,425)			(20,893)
Total assets	$3,519,091			$3,385,904

Liabilities:
Interest-bearing demand deposits	644,375	122	0.08%	615,830	138	0.09%
Savings deposits	691,600	165	0.09%	633,690	192	0.12%
Time deposits (2)	989,149	2,399	0.96%	1,036,370	2,400	0.92%
Short-term borrowings	135,274	69	0.20%	132,484	86	0.26%
Long-term debt	16,495	155	3.73%	16,495	152	3.66%
Total interest-bearing liabilities	2,476,893	2,910	0.47%	2,434,869	2,968	0.48%
Noninterest-bearing demand deposits	594,821			522,083
Other liabilities	28,583			30,188
Stockholders' equity	418,794			398,764
Total liabilities and shareholders' equity	$3,519,091			$3,385,904
Net interest income		$28,005			$29,622
Net yield on earning assets			3.62%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	Virginia			Virginia
	Savings	Community	Total	Savings	Community	Total
Residential real estate	$95	$162	$257	$103	$105	$208
Commercial, financial, and agriculture	130	446	576	169	1,110	1,279
Installment loans to individuals	20	34	54	43	119	162
Time deposits	129	40	169	135	52	187
	$374	$682	$1,056	$450	$1,386	$1,836
(3) Includes the Company's consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully Federal tax-equivalent basis, assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2015			2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,459,246	$42,797	3.92%	$1,373,854	$41,425	4.03%
Commercial, financial, and agriculture (2)	1,157,677	38,759	4.48%	1,158,198	41,308	4.77%
Installment loans to individuals (2), (3)	41,338	3,209	10.38%	46,209	3,284	9.50%
Previously securitized loans (4)	***	1,310	***	***	1,630	***
Total loans	2,658,262	86,075	4.33%	2,578,261	87,647	4.55%
Securities:
Taxable	340,585	7,974	3.13%	342,349	8,797	3.44%
Tax-exempt (5)	29,222	1,235	5.65%	27,685	1,292	6.24%
Total securities	369,807	9,209	3.33%	370,034	10,089	3.65%
Deposits in depository institutions	9,790	—	—%	8,955	—	—%
Total interest-earning assets	3,037,859	95,284	4.19%	2,957,250	97,736	4.42%
Cash and due from banks	202,423			127,229
Bank premises and equipment	76,273			81,038
Other assets	242,294			246,654
Less: Allowance for loan losses	(20,960)			(21,194)
Total assets	$3,537,889			$3,390,977

Liabilities:
Interest-bearing demand deposits	643,086	379	0.08%	612,720	479	0.10%
Savings deposits	698,433	520	0.10%	628,996	597	0.13%
Time deposits (2)	1,005,548	7,227	0.96%	1,052,625	7,144	0.91%
Short-term borrowings	138,192	236	0.23%	128,230	246	0.26%
Long-term debt	16,495	458	3.71%	16,495	453	3.67%
Total interest-bearing liabilities	2,501,754	8,820	0.47%	2,439,066	8,919	0.49%
Noninterest-bearing demand deposits	584,046			522,341
Other liabilities	40,207			32,526
Stockholders' equity	411,882			397,044
Total liabilities and shareholders' equity	$3,537,889			$3,390,977
Net interest income		$86,464			$88,817
Net yield on earning assets			3.81%			4.02%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Virginia			Virginia
	Savings	Community	Total	Savings	Community	Total
Residential real estate	$246	$451	$697	$361	$363	$516
Commercial, financial, and agriculture	236	3,447	3,683	424	3,149	2,294
Installment loans to individuals	75	151	226	113	473	424
Time deposits	387	120	507	401	197	411
	$944	$4,169	$5,113	$1,299	$4,182	$3,645
(3) Includes the Company's consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully Federal tax-equivalent basis, assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2015 (a)	2015	2015	2014	2014
Tier I Capital:
Stockholders' equity	$418,767	$411,240	$405,075	$390,853	$391,673
Goodwill and other intangibles	(69,103)	(69,153)	(69,227)	(74,011)	(74,247)
Accumulated other comprehensive loss	3,560	4,892	3,253	4,159	2,921
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Excess deferred tax assets	—	—	(1,564)	(3,838)	(3,131)
Total tier I capital	$369,224	$362,979	$353,537	$333,163	$333,216
Qualifying trust preferred stock	$(16,000)	$(16,000)	$(16,000)	*	*
Total CET I capital	$353,224	$346,979	$337,537	*	*

Total Risk-Based Capital:
Tier I capital	$369,224	$362,979	$353,537	$333,163	$333,216
Qualifying allowance for loan losses	20,941	20,809	20,179	20,150	20,487
Unrealized gain on securities	447	600	704	560	630
Total risk-based capital	$390,612	$384,388	$374,420	$353,873	$354,333

Net risk-weighted assets	$2,449,191	$2,448,848	$2,404,331	$2,493,078	$2,493,938

Ratios:
Average stockholders' equity to average assets	11.90%	11.54%	11.48%	11.40%	11.78%
Tangible capital ratio	10.14%	9.89%	9.60%	9.35%	9.58%
Risk-based capital ratios:
CET I capital	14.42%	14.17%	14.04%	*	*
Tier I capital	15.08%	14.82%	14.7%	13.36%	13.36%
Total risk-based capital	15.95%	15.7%	15.57%	14.19%	14.21%
Leverage capital	10.71%	10.38%	10.23%	9.89%	10.07%

(a) September 30, 2015 risk-based capital ratios are estimated.
(*) Basel III CET 1 ratio requirements are effective beginning January 1, 2015 and are not required prior periods.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Intangibles, net	$70,653	$70,779	$70,964	$74,198	$74,434
Intangibles amortization expense	126	185	214	236	236

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Balance at beginning of period	$20,809	$20,179	$20,150	$20,487	$20,536

Charge-offs:
Commercial and industrial	89	(1,898)	(94)	7	(325)
Commercial real estate	(1)	61	(337)	(260)	(696)
Residential real estate	(229)	(272)	(257)	(414)	(605)
Home equity	(128)	(17)	(91)	(21)	(142)
Consumer	(28)	(69)	(74)	(17)	(49)
DDA overdrafts	(414)	(313)	(311)	(363)	(390)
Total charge-offs	(711)	(2,508)	(1,164)	(1,068)	(2,207)

Recoveries:
Commercial and industrial	45	9	18	4	4
Commercial real estate	18	23	8	19	11
Residential real estate	66	54	10	96	28
Home equity	—	—	—	—	—
Consumer	75	51	28	32	43
DDA overdrafts	188	165	241	196	200
Total recoveries	392	302	305	347	286

Net charge-offs	(319)	(2,206)	(859)	(721)	(1,921)
Provision for (recovery of) acquired loans	(24)	299	246	148	(3)
Provision for loan losses	475	2,537	642	236	1,875
Balance at end of period	$20,941	$20,809	$20,179	$20,150	$20,487

Loans outstanding	$2,696,438	$2,684,457	$2,632,471	$2,652,066	$2,630,742
Average loans outstanding	2,679,429	2,658,484	2,636,400	2,639,106	2,600,142

Allowance as a percent of loans outstanding	0.78%	0.78%	0.77%	0.76%	0.78%
Allowance as a percent of non-performing loans	95.81%	130.98%	121.81%	128.10%	112.61%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.05%	0.33%	0.13%	0.11%	0.30%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average
loans outstanding	0.01%	0.31%	0.12%	0.08%	0.27%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Nonaccrual loans	$21,407	$15,623	$16,182	$15,307	$17,384
Accruing loans past due 90 days or more	449	264	384	423	809
Total non-performing loans	21,856	15,887	16,566	15,730	18,193
Other real estate owned	6,026	6,729	8,771	8,180	9,162
Total non-performing assets	$27,882	$22,616	$25,337	$23,910	$27,355

Non-performing assets as a percent of loans
and other real estate owned	1.03%	0.84%	0.96%	0.90%	1.04%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Residential real estate	$18,154	$19,021	$19,067	$18,492	$18,040
Home equity - junior liens	2,746	2,662	2,741	2,688	2,821
Commercial and industrial	62	66	70	73	77
Commercial real estate	1,921	1,872	1,894	2,263	2,270
Consumer	—	—	—	—	—
Total	$22,883	$23,621	$23,772	$23,516	$23,208

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	Originated
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Residential real estate	$4,813	$4,107	$4,326	$5,164	$5,276
Home equity - junior liens	548	393	543	746	751
Commercial and industrial	4	600	113	310	188
Commercial real estate	1,183	536	299	479	938
Consumer	89	82	122	197	58
DDA overdrafts	330	327	215	318	592
Total past due loans	$6,967	$6,045	$5,618	$7,214	$7,803

	Acquired
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Residential real estate	$709	$1,163	$1,792	$714	$500
Home equity - junior liens	10	5	86	2	16
Commercial and industrial	351	14	490	143	96
Commercial real estate	2,439	2,179	2,018	2,372	2,972
Consumer	129	175	150	221	162
DDA overdrafts	—	—	—	—	—
Total past due loans	$3,638	$3,536	$4,536	$3,452	$3,746

	Total
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Residential real estate	$5,522	$5,270	$6,118	$5,878	$5,776
Home equity - junior liens	558	398	629	748	767
Commercial and industrial	355	614	603	453	284
Commercial real estate	3,622	2,715	2,317	2,851	3,910
Consumer	218	257	272	418	220
DDA overdrafts	330	327	215	318	592
Total past due loans	$10,605	$9,581	$10,154	$10,666	$11,549

Total past due loans as a percent of loans outstanding	0.39%	0.36%	0.39%	0.40%	0.44%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Purchased Credit Impaired Loans
(Unaudited) ($ in 000s)

	Virginia Savings Acquisition
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Contractual required principal and interest	$2,149	$2,376	$2,419	$2,407	$3,481
Carrying value	1,861	1,984	1,979	1,964	2,987

	Community Acquisition
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Contractual required principal and interest	$17,834	$18,546	$20,189	$23,277	$24,147
Carrying value	13,400	13,958	14,627	15,365	15,518